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                                                                  EXHIBIT 10.14


                              EMPLOYMENT AGREEMENT


        THIS AGREEMENT is entered into as of September 18, 2000, by and between MASSOOD ZARRABIAN (the "Employee") and BROADBASE SOFTWARE, INC., a Delaware corporation (the "Company"). This Agreement shall be effective at the effective time of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated September 18, 2000, by and among the Company, Servicesoft, Inc., a Delaware corporation ("FormerCo"), and Soldier Acquisition Corp., a Delaware Corporation and a wholly owned subsidiary of the Company (the "Merger Agreement"). This Agreement shall be null and void, and no parties shall be deemed to have any rights hereunder, unless and until the Merger is consummated (the time of such consummation being the "Effective Time").

        1. DUTIES AND SCOPE OF EMPLOYMENT.

           (a) POSITION. The Company agrees to employ the Employee in the position (the "Position") of President, E-Service Division (the "Employment"). The Employee shall report to the Company's CEO.

           (b) OBLIGATIONS TO THE COMPANY. During his Employment, the Employee shall devote his full business efforts and time to the Company. During his Employment, without the prior written approval of the Company's Board of Directors, the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation. The Employee shall have those responsibilities as the Company may reasonably determine to be consistent with the Employee's position. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during his Employment.

           (c) NO CONFLICTING OBLIGATIONS. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

        2. SALARY. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of not less than $200,000. Employee will be eligible for a target bonus of $60,000 pursuant to the Company's bonus policy. Such salary and bonus shall be payable in accordance with the Company's standard payroll procedures.

        3. VACATION AND EMPLOYEE BENEFITS. During his Employment, the Employee shall be eligible for paid vacations in accordance with the Company's standard policy for similarly-situated employees, as it may be amended from time to time. During his Employment, the Employee shall be eligible to participate in the employee benefit plans maintained by the Company for similarly-situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

        4. BUSINESS EXPENSES. During his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

        5. VESTING OF EQUITY IN THE COMPANY. Notwithstanding any provision in any plan, employment agreement, offer letter or other agreement between Employee and FormerCo ("Prior Agreements") to the contrary, of the Employee's remaining unvested shares of FormerCo common stock, or unvested options to


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purchase shares of FormerCo common stock, that are exchanged for shares of, or options to purchase shares of, Common Stock of the Company on the date of the Merger ("Restricted Shares"), fifty percent (50%) of such Restricted Shares resulting from the option grant to the Employee dated July 10, 2000 ("Restricted CEO Shares") shall become vested on the date of the Merger, and the remaining Restricted Shares shall be initially unvested; thereafter, for so long as Employee remains continuously under employment to the Company pursuant to this Agreement, and subject to the provisions of Section 6, the remaining Restricted CEO Shares shall vest ratably on each monthly anniversary of the Effective Time over the period lasting two years from the Effective Time, and all additional remaining Restricted Shares shall continue to vest in accordance with their original vesting schedules. Notwithstanding the provisions of any Prior Agreement, service to the Company in any fashion other than employment under this agreement shall not serve to extend vesting of the Restricted Shares. Employee agrees to cancel any right that Employee had to accelerated vesting or other additional vesting of the Restricted Shares as a result of any Prior Agreements. Any portion of the Restricted Shares that do not vest pursuant to this Section 5 and/or Section 6 shall be forfeited.

        6. TERM OF EMPLOYMENT.

           (a) EMPLOYMENT AT WILL. Either party may terminate the Employee's Employment at any time and for any reason (or no reason), and with or without cause, by giving the other party notice in writing. The Employee's Employment with the Company shall be "at will," meaning that either the Employee or the Company shall be entitled to terminate the Employee's employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

           (b) RIGHTS UPON TERMINATION OF EMPLOYMENT. Immediately upon Termination of the Employee's Employment pursuant to this Section 6, the Employee shall tender to the Company his resignation from the Board of Directors of the Company, and shall also resign from any other directorships or other positions held with subsidiaries of the Company. Upon the termination of the Employee's Employment pursuant to this Section 6, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3, 4, 5 and 6 for the period preceding the effective date of the termination, and any severance that may be provided pursuant to Section 6(d). The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

           (c) TERMINATION OF AGREEMENT. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. Any earlier termination of this employment hereunder shall not limit or otherwise affect any of the Employee's obligations under Sections 7 and 8.

           (d) SEVERANCE AND ACCELERATION OF VESTING.

           (1) CASH SEVERANCE. Notwithstanding the foregoing, if Employee's employment is terminated within the Noncompetition Term (i) by Broadbase without "Cause", or (ii) by Employee, after "Constructive Termination" by Broadbase without Cause, then Employee shall be entitled to one year of base salary plus target bonus, payable in one lump sum.

           (2) ACCELERATION OF VESTING. Notwithstanding the foregoing, if Employee's agreement is terminated within two years of the Effective Time (i) by Broadbase without "Cause", or (ii) by Employee, after "Constructive Termination" by Broadbase without Cause, then one hundred percent (100%) of the then remaining unvested Restricted CEO Shares, and fifty percent (50%) of any additional then remaining unvested Restricted Shares, shall become immediately vested and exercisable as of the time of such termination. Any determination by the Board of Directors of the Company, after written notice to Employee and providing Employee an opportunity to be heard, regarding whether an event described in this Subsection 6(d) has occurred, shall be conclusive, whether or not there are any proceedings by public authorities with respect thereto and without regard to the outcome thereof.

           The term "CAUSE" shall mean:


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                              (i) Any material breach by the Employee of this
               Agreement between the Employee and the Company, if either (i) such breach is of a nature which cannot be cured, or (ii) such breach is of a nature which can be cured but which remains uncured fifteen days after written notice of breach;

                              (ii) A determination by a majority of the Board of
               Directors of the Company that the Employee has engaged in willful misconduct causing significant harm to the Company or that is repeated or continues after written notice from the CEO or the Board of the Company;

                              (iii) Conviction of the Employee, or a plea of
               "guilty" or "no contest"by the Employee to, a felony under the laws of the United States or any state thereof;

                              (iv) Misappropriation by the Employee of the
               assets of the Company or other acts of fraud or embezzlement;

                              (v) The repeated or ongoing abuse of alcohol or
               controlled substances by the Employee that has a repeated or ongoing detrimental effect upon the Employee's performance of his duties under this Agreement and that continues or is repeated after 30 days written notice from the Company; or

                              (vi) A determination by a majority of the Board of
               Directors of the Company that there has occurred substantial and continuing neglect or inattention by the Employee of duties of his employment which shall continue for 30 business days following written notice by the Board of Directors.

                              The term "CONSTRUCTIVE TERMINATION" shall mean a
               material reduction in the Employee's base salary or total target compensation; any diminution or material adverse change to the Employee's title, reporting position and responsibilities constituting a de facto demotion; any material breach by the Company of this Agreement that is not cured within thirty (30) days after written notice from the Employee to the Company, including, without limitation, the wrongful failure of the Company to pay the Employee any material portion of his compensation; or the Company requiring the Employee to be based at and to work out of any office or location more than 35 miles from the location where the Employee is currently based at and working out of for FormerCo; provided, however, that in no event shall any of the changes contemplated by this Agreement to occur at the Effective time (i.e., assumption of new titles, etc.) constitute a Constructive Termination hereunder.

           (e) RELEASE. Subsection (d) above shall not apply unless the Employee
(i) has executed a general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and which such claims are in any way related to such termination, Constructive Termination, or Cause for either, and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims; provided that such release shall not extend to claims for benefits under this Agreement for accrued compensation and benefits or indemnification as an officer or employee of FormerCo, the Company or any of their affiliates.

        7. NON-DISCLOSURE. This Agreement is contingent upon the Employee's execution of the Company's form of Proprietary Information and Inventions Agreement, a copy of which is attached hereto as EXHIBIT A. If any provisions of such Proprietary Information and Inventions Agreement are in conflict with the provisions of this Agreement, the provisions of this Agreement shall control.

        8. NON-COMPETITION, NON-SOLICITATION AND SAVINGS CLAUSE.

           (a) NONCOMPETITION TERM. For the longer of (i) a period of two years following the Effective Time (the "NONCOMPETITION TERM"), or (ii) one year after termination of employment hereunder, the


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Employee hereby agrees that, without the written consent of Broadbase, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than Broadbase or its subsidiaries (other than as a holder of less than 1% of the outstanding capital stock of a publicly-traded company), he shall not:

                              (i) Own, manage, operate, sell, control or
               participate in the ownership, management, operation, sales or control of or be connected in any manner with any business engaged in: (A) developing and marketing software in the field of customer relationship management; or (B) developing any product or providing any service that is substantially the same as, is based upon or competes in any material respect with any business described in clause (A) of this paragraph;

                              (ii) Recruit, attempt to hire, solicit, assist
               others in recruiting or hiring, or refer to others concerning employment, any person who is or was (within one year of Employee's termination) an employee of FormerCo, Broadbase, or any of Broadbase's other subsidiaries, or induce or attempt to induce any such employee to terminate his employment with FormerCo, Broadbase, or any of Broadbase's other subsidiaries (as the case may be);

                              (iii) Induce or attempt to induce any person or
               entity to curtail or cancel any business or contracts that such person or entity had with FormerCo, Broadbase, or any of Broadbase's other subsidiaries; or

                              (iv) Contact, solicit or call upon any person or
               entity who was a customer of FormerCo, Broadbase, or any of Broadbase's other subsidiaries, on behalf of any other person or entity for the purpose of selling or providing any services or products of the type normally sold or provided by FormerCo, Broadbase, or any of Broadbase's other subsidiaries.

                      (b) The agreements set forth in this Section 8 include within their scope all cities, counties, provinces and states of all countries in which Broadbase or any of its subsidiaries has engaged in development of products or sales or otherwise conducted business or selling or licensing efforts at any time during the two years prior to the Effective Time or during the Noncompetition Term. The Employee acknowledges that the scope and period of restrictions and the geographical area to which the restriction imposed in this
           Section 8 shall apply are fair and reasonable and are reasonably required for the protection of Broadbase and that Section 8(a) accurately describes the business to which the restrictions are intended to apply.

                      (c) It is the desire and intent of the parties that the provisions of this Section 8 shall be enforced to the fullest extent permissible under applicable law. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable by any arbitrator or court of competent jurisdiction, then: (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be modified by such arbitrator or court to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Section 8. Each provision of this Section 8 is separable from every other provision of this Section 8, and each part of each provision of this Section 8 is separable from every other part of such provision.

                      (d) The Employee acknowledges that any breach of the covenants of Section 8 will result in immediate and irreparable injury to Broadbase and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of Broadbase as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies shall be in addition to all other legal remedies to which Broadbase may be entitled hereunder, including, without limitation, monetary damages.


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        9. SUCCESSORS.

           (a) COMPANY'S SUCCESSORS. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

           (b) EMPLOYEE'S SUCCESSORS. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        10. MISCELLANEOUS PROVISIONS.

            (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

            (b) MODIFICATIONS AND WAIVERS. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

            (c) WHOLE AGREEMENT. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement, the Merger Agreement and Plan of Reorganization and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement shall supersede in its entirety the offer letter or other agreement executed by the Employee and FormerCo and any Restricted Stock Purchase Agreement between the Employee and FormerCo to the extent inconsistent herewith.

            (d) WITHHOLDING TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

            (e) CHOICE OF LAW AND SEVERABILITY. This Agreement shall be interpreted in accordance with the laws of the State of California (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with applicable law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

            (f) ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee's Employment or the termination thereof, with the exception of any controversy or claim arising out of or relating to Section 8, shall be settled by arbitration in Boston, Massachusetts in accordance with the National Rules for the Resolution of Employment Disputes of the American


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Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall enter a written decision and shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. Any controversy or claim arising out of or relating to Section 8 shall be settled in the appropriate federal or state court in the State of California. The Company and the Employee hereby consent to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

            (g) NO ASSIGNMENT. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

            (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.



                                          By:
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                                             MASSOOD ZARRABIAN





                                           BROADBASE SOFTWARE, INC.


                                           By
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                                           Title:
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